UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2009 (May 19, 2009)

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Stellar Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

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Ontario, Canada	0-31198	Not Applicable
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

544 Egerton Street, London, Ontario, Canada, N5W 3Z8

(Address of Principal Executive Office) (Zip Code)

(519) 434-1540

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of Stellar Pharmaceuticals Inc.  (“Stellar”) made a recommendation to the Board the selection of independent public accountant McGovern, Hurley, Cunningham, LLP. On May 19, 2009, as recommended by Stellar’s Audit Committee, the Board of Directors appointed McGovern, Hurley, Cunningham, LLP (“the Successor Auditor”) as Stellar’s independent auditors for the fiscal year ending 2009, replacing Deloitte Touche, LLP  (“Deloitte”).

The Company had provided Deloitte with a copy of the disclosures required by Item 304(a) and filed this Report along with its Exhibits, as filed on June 9, 2009. The Company also provided Deloitte with a copy of the required Item 304(a) contained in this Report and as filed on July 16, 2009 on the Form 8-K/A and had requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether Deloitte agrees with the statements made by the registrant in the Form 8-K/A and, if not, state the respect in which it does not agree. Subsequent to the filing of our 8-K/A July 16, 2009, Deloitte furnished the Company with the letter and is herein furnished as reference in Exhibit 16.1 dated July 16, 2009 to this Form 8-K/A.

During the years ended December 31, 2007, December 31, 2008 and through  May 19, 2009 (the date Successor Auditor was appointed), the Company did not consult McGovern, Hurley, Cunningham, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
16.1	Deloitte Letter dated July 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STELLAR PHARMACEUTICALS INC.

By:	/s/ PETER RIEHL
Peter Riehl President and Chief Executive Officer

Date:  July 17, 2009